Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. ♦ 200 Ashford Center North, Suite 425 ♦ Atlanta, GA 30338

FOR IMMEDIATE RELEASE

Williams Announces Revised Guidance for Fiscal 2022

Additional Business Investment, One Time Expenses, and Contract Delays Impact Near-Term Outlook

ATLANTA, GA, August 4, 2022 – Williams Industrial Services Group Inc. (NYSE American: WLMS) (“Williams” or the “Company”), an energy and industrial infrastructure services company, today announced revised guidance for fiscal 2022, as follows:

•	Revenue: $275 - $295 million (previously, $305 - $325 million)

•	Gross Margin: 9.0% - 9.5% (previously, 10.5% - 11.0%)

•	SG&A: 8.25% – 8.75% of revenue; 8.00% - 8.50% excluding investments in upgrading systems (previously, 8.75% - 9.25%; 8.25% - 8.75% excluding investments)

•	Adjusted EBITDA: $5.0 – $7.5 million (previously, $10.0 - $12.5 million)

“While the long-term outlook for Williams remains favorable, it has become necessary to adjust 2022 guidance due to several non-recurring issues negatively impacting the achievement of previously forecast performance levels,” said Tracy Pagliara, President and CEO. “As will be explained in greater detail during our upcoming earnings call on August 12, these items include additional start-up costs associated with our transmission and distribution business; further litigation expense related to a competitor and former employee; and continued margin pressure pertaining to previously-disclosed Florida projects, which are expected to be substantially complete this calendar year. In addition to these transitional costs, some awards and project work have been delayed until the second half, dampening revenue projections.

“However, we are excited by the prospect for meaningful new orders and better operating performance over the rest of 2022 as one-time costs subside and demand rises heading into next year. As a provider of essential infrastructure services to the energy and industrial markets, we believe Williams is largely recession-proof, and our bid activity is accelerating even as certain parts of the economy falter. Our pipeline* is robust – approximately $400 million compared to approximately $360 million at the end of the first quarter – and is expected to drive material increases to our backlog in the quarters to come.

“The decisions we make every day are based on our strategic plan focused around growth opportunities tied to our nuclear, energy delivery, and water end markets under the $550 billion Infrastructure Investment & Jobs Act, as well as billions in additional capital investment from utilities and municipalities expected during the next five years. Furthermore, over $350 billion slated for energy security and climate change programs, including for nuclear power, is included in the Inflation Reduction Act currently being negotiated in Washington. While interim challenges and business initiatives are causing 2022 to be a transition year for Williams, we believe the Company is well positioned for expansion and greater bottom-line results going forward.”

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company is a leading provider of infrastructure related services to blue-chip customers in energy and industrial end markets, including a broad range of construction maintenance, modification, and support services. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

* Pipeline is the estimated value of business opportunities that the Company plans to bid on.

Additional information about Williams can be found on its website: www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to perform in accordance with guidance, build and diversify its backlog and pipeline and convert pipeline to backlog and backlog to revenue, realize opportunities, including receiving contract awards on outstanding bids and successfully pursuing future opportunities, benefit from potential growth in the Company’s end markets, including from increased infrastructure spending by the U.S. federal government and utilities and municipalities, and successfully achieve its growth, strategic and business development initiatives, including decreasing the Company’s outstanding indebtedness, future demand for the Company’s services, and expectations regarding the Company’s long-term outlook and future revenues, cash flow, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including the Company’s level of indebtedness and ability to make payments on, and satisfy the financial and other covenants contained in, its amended debt facilities, as well as its ability to engage in certain transactions and activities due to limitations and covenants contained in such facilities; its ability to generate sufficient cash resources to continue funding operations, including investments in working capital required to support growth-related commitments that it makes to customers, and the possibility that it may be unable to obtain any additional funding as needed or incur losses from operations in the future; exposure to market risks from changes in interest rates; the Company’s ability to obtain adequate surety bonding and letters of credit; the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s ability to attract and retain qualified personnel, skilled workers, and key officers; failure to successfully implement or realize its business strategies, plans and objectives of management, and liquidity, operating and growth initiatives and opportunities, including any expansion into new markets and its ability to identify potential candidates for, and consummate, acquisition, disposition, or investment transactions; the loss of one or more of its significant customers; its competitive position; market outlook and trends in the Company’s industry, including the possibility of reduced investment in, or increased regulation of, nuclear power plants, declines in public infrastructure construction, and reductions in government funding; costs exceeding estimates the Company uses to set fixed-price contracts; harm to the Company’s reputation or profitability due to, among other things, internal operational issues, poor subcontractor performances or subcontractor insolvency; potential insolvency or financial distress of third parties, including customers and suppliers; the Company’s contract backlog and related amounts to be recognized as revenue; its ability to maintain its safety record, the risks of potential liability and adequacy of insurance; adverse changes in the Company’s relationships with suppliers, vendors, and subcontractors, including increases in cost, disruption of supply or shortage of labor, freight, equipment or supplies, including as a result of the COVID-19 pandemic; compliance with environmental, health, safety and other related laws and regulations, including those related to climate change; limitations or modifications to indemnification regulations of the U.S.; the Company’s expected financial condition, future cash flows, results of operations and future capital and other expenditures; the impact of unstable market and economic conditions on our business, financial condition and stock price, including inflationary cost pressures, supply chain disruptions and constraints, labor shortages, the effects of the Ukraine-Russia conflict and ongoing impact of COVID-19, and a possible recession; our ability to meet publicly announced guidance or other expectations about our business, key metrics and future operating results; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and cash flows, including global supply chain disruptions and the potential for additional COVID-19 cases to occur at the Company’s active or future job sites, which potentially could impact cost and labor availability; information technology vulnerabilities and cyberattacks on the Company’s networks; the Company’s failure to comply with applicable laws and regulations, including, but not limited to, those relating to privacy and anti-bribery; the Company’s ability to successfully implement its new enterprise resource planning (ERP) system; the Company’s participation in multiemployer pension plans; the impact of any disruptions resulting from the expiration of collective bargaining agreements; the impact of natural disasters, which may worsen or increase due to the effects of climate change, and other severe catastrophic events (such as the ongoing COVID-19 pandemic); the impact of corporate citizenship and environmental, social and governance matters; the impact of changes in tax regulations and laws, including future income tax payments and utilization of net operating loss and foreign tax credit carryforwards; volatility of the market price for the Company’s common stock; the Company’s ability to maintain its stock exchange listing; the effects of anti-takeover provisions in the Company’s organizational documents and Delaware law; the impact of future offerings or sales of the Company’s common stock on the market price of such stock; expected outcomes of legal or regulatory proceedings (whether claims made by or against the Company) and their anticipated effects on the Company’s results of operations; and any other statements regarding future growth, future cash needs, future operations, business plans and future financial results.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2021 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:

Chris Witty

Darrow Associates

646-345-0998

cwitty@darrowir.com